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                                               Exhibit 99.10(A)




CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 30 to Registration Statement No. 2-82510 of Morgan Stanley Dean Witter Variable Investment Series on Form N-1A and to the reference to us under the caption "Custodian and Independent Auditors" in the Statement of Additional Information, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
New York, New York
October 26, 2000